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                                                                   EXHIBIT 10.19




                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.19 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                       By:     /s/  Hannes T. Smarason
                               --------------------------

                       Name:   Hannes T. Smarason
                       Title:  Senior Vice President and Chief Business Officer


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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                             COLLABORATION AGREEMENT
                                     BETWEEN
                A COLLABORATION GROUP ON ALZHEIMER'S DISEASE AND
                                 RELATED DISORDERS
                         AND ISLENSK ERFDAGREINING EHF.

The Collaborative Group on Alzheimer's Disease and Related Disorders (hereinafter "CGAD,") and Islensk erfdagreining ehf (hereinafter "IE") hereby enter into the following

                                    Agreement

on research into the heredity of Alzheimer's Disease and related disorders.


I.       SUBJECT OF THE COLLABORATION

CGAD and IE agree to work together pursuant to this Agreement on searching for genetic factors contributing to the genesis of Alzheimer's Disease and related disorders. The proposed collaboration of the parties is hereinafter referred to as the "Research Project".


II.      CONTRIBUTION OF THE PARTIES

CGAD will supply the Research Project with biological samples (blood samples), other clinical information and research data which CGAD possesses or has access to regarding patients afflicted with Alzheimer's Disease and related disorders and their relatives which are not afflicted with Alzheimer's Disease or related disorders.

CGAD will be in charge of relations with the individuals intended for participation in the research, or their legal guardians, including calling them in for blood samples and obtaining the informed consent of the participants. Furthermore, CGAD will contribute its specialised knowledge and expertise regarding diagnosis of disorders, experimental design, conduct of experiments and interpretation of their results.

IE will contribute its expertise in experimental design, conduct of experiments, assessment of the heredity of the disorder and interpretation of the results of research.

IE will also contribute equipment, research supplies, reagents and staff to conduct experiments. IE will pay all costs of the Research Project, including the material and wage costs of calling in participants for examination and required sampling. CGAD will submit a financial plan on signature of the Agreement assessing the projected material and wage costs of the Project, see Annex A.


III.     RIGHTS OF THE PARTIES

IE will own all financial and commercial rights to the Research Project and its conclusions. IE will have the right to sell to a third party the conclusions of the Research Project or its results and to utilise the Research Project financially in any other manner consistent with recognised ethical standards, before or after the Research Project is concluded.

IE and its parent company, deCODE genetics Inc., has contracted with a third party on the sale of the Research Project, its possible conclusions and results. The amount




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of the payment of such third party to IE and deCODE genetics Inc. will depend on the success of the Research Project. CGAD will receive as its share
[CONFIDENTIAL TREATMENT REQUESTED] of all payments by the third party to IE or to deCODE genetics Inc., as applicable, during the term of such contract with the third party less the deduction of the financing by the third party of the research costs and investment in IE or deCODE genetics Inc.

IE will pay to CGAD [CONFIDENTIAL TREATMENT REQUESTED] on signature of this Agreement, and thereafter an annual amount of [CONFIDENTIAL TREATMENT REQUESTED] during the course of the Research Project, the total amount never to exceed [CONFIDENTIAL TREATMENT REQUESTED]. In the event that the Research Project is concluded in a shorter time than five years by achieving the objective of the Research Project, CGAD will be paid on such conclusion the amount which remains unpaid of the [CONFIDENTIAL TREATMENT REQUESTED] pursuant to this Paragraph. Payments pursuant to this Paragraph shall be used by CGAD to finance its own research on Alzheimer's Disease and related disorders. CGAD may establish a separate research fund for such purpose. Payments pursuant to this Paragraph are in addition to and independent of the [CONFIDENTIAL TREATMENT REQUESTED] payment pursuant to Paragraph 2 of this Chapter III. IE is granted full authorisation by all the individuals engaged in CGAD to deliver to the party accepting the initial payment of IE to CGAD on behalf of CGAD any payments which may be subsequently payable by IE pursuant to the terms of this Agreement.

The right of CGAD to payments pursuant to Paragraphs 2 and 3 of this Chapter III is based on the understanding that IE will not need to pay other parties for the data and information which CGAD has undertaken to supply pursuant to Paragraph 1 of Chapter II, and that it will not be necessary for IE to enter into further collaboration with other parties in Iceland regarding the study of Alzheimer's Disease and related disorders in order to achieve the objectives of the Research Project. In the event that it proves necessary for IE to negotiate payments to a third party in order to ensure access to the data and information referred to in Paragraph 1 of Chapter II, or if it proves necessary for IE to take up collaboration with other parties in Iceland to achieve the objectives of the research, then the provisions of Paragraphs 2 and 3 of this Chapter III shall be reviewed so that the total payments of IE to CGAD and the third party remain the same as the payments specified in Paragraphs 2 and 3. CGAD is not financially liable to IE for the achievement of the scientific or commercial objectives of the research.


IV.      MANAGEMENT

Decisions regarding the Research Project will be taken by CGAD and IE jointly, and a Steering Committee will be formed composed of two representatives from each party to this Agreement in order to formulate rules on the arrangement, control and implementation of the Research Project. The Co-ordinator of the Research Project shall be selected from among the members of the Steering Committee.

The Steering Committee is also responsible for defining the objectives of the Research Project and establishing the professional requirements which the parties to this Agreement approve as adequate to the conduct of the research.

The Steering Committee is responsible for the processing of data and publication of results pursuant to the rules of Chapter V hereof.




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V.       HANDLING, PROCESSING AND DISSEMINATION OF INFORMATION

The parties to this Agreement undertake to treat all personal information as confidential. The parties to this Agreement undertake to observe the guidelines of the Data Protection Commission and, as applicable, the specially appointed representative (observer) of the Data Protection Commission regarding the handling and processing of such information as well as the guidelines and conditions of the Science Ethics Committee, which is constituted pursuant to Act No. 74/1997 on Patients' Rights.

The results of the Research Project will be published as soon as they fulfil academic requirements and are fit for publication. However, IE may postpone such publication by a maximum of 90 days to provide sufficient time to secure property rights relating to any invention arising out of the research. In the event that a third party submits to IE a request for postponement of the publication of results when they are ready for publication pursuant to the above, the publication may be delayed for a maximum of 90 days.


VI.      LIMITATIONS ON COLLABORATION WITH OTHER PARTIES

CGAD and individuals within the group covenant not to work, jointly or separately, with others on research into the heredity of Alzheimer's Disease and related disorders during the course of the Research Project. CGAD and individuals within the group covenant not to enter into collaboration with other parties on the part of the Research Project which led to a discovery for five years following the conclusion of the Research Project pursuant to this Agreement. However, if the Research Project does not lead to a discovery, individual parties within CGAD are entitled to take up collaboration with other parties regarding research into the heredity of Alzheimer's Disease and related disorders following the conclusion of the Research Project.

IE covenants that during the course of the Research Project, IE will not take up collaboration with other parties on research into the heredity of Alzheimer's Disease and related disorders unless the Steering Committee regards such collaboration as necessary in order to achieve the objectives of the Research Project. In the event that it should prove necessary to add new partners to the Research Project, the Steering Committee shall decide on the choice of such partner. In the event of a dispute within the Steering Committee, CGAD will decide on the choice of additional partners. Notwithstanding the above, the provisions of this Paragraph shall not preclude collaboration by IE in the area of the Research Project with the parties who have negotiated the purchase of the Research Project, its conclusions or results, provided that such collaboration does not prejudice the rights of the collaboration group pursuant to Paragraphs 2 and 3 of Chapter III.


VII. TERM AND CONCLUSION OF PROJECT

The Research Project shall continue for a term of five years following the signature of this Agreement unless it is concluded earlier. In the event of substantial default by either party to this Agreement the other party may terminate this Agreement. In the event of a dispute regarding the termination rights of a party, such dispute shall be resolved pursuant to the terms of Chapter VIII.

At the conclusion of the Project, all clinical data (blood samples and clinical information) shall be returned to CGAD.


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In the event that one or both parties see reason to continue their collaboration following the agreed term, such continuation shall be considered independently.


VIII.    SETTLEMENT OF DISPUTES

In the event of a dispute between the parties regarding the implementation of this Agreement or performance which cannot be resolved within the Steering Committee, two parties, one from each party to this Agreement, shall attempt to reach a consensus on settlement of the dispute. In the event that no consensus can be reached by these two parties within two weeks from the time that the dispute was submitted to them, each party to this Agreement shall appoint one arbitrator and the parties to this Agreement shall then jointly request the appointment of a neutral third arbitrator by the District Court of Reykjavik to participate in the resolution of the dispute, and the three parties shall constitute an arbitration tribunal. The tribunal shall conclude their resolution of the dispute within one month from the time that the tribunal is fully constituted.

The cost of the work of the arbitration tribunal shall be subject to the decision of the tribunal at each time. The work of the tribunal, procedure and conclusions before the tribunal shall in other respects be governed, as applicable, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, issues involving the collection of payments under this Agreement, which are not in dispute between the parties to this Agreement may be submitted to the courts, as well as any disputes regarding financial claims which either party may make against the other party on the basis of the decision of the arbitration tribunal regarding the default or breach by the other party to this Agreement, provided that the claim has not previously been submitted to the arbitration tribunal. Such issues shall be submitted to the District Court of Reykjavik.


IX. RESERVATION REGARDING THE CONCLUSION OF A FRAMEWORK AGREEMENT BETWEEN THE REYKJAVIK MUNICIPAL HOSPITAL AND IE

This Agreement is concluded subject to the existence of a valid framework agreement on collaboration between the Reykjavik Municipal Hospital and IE and that this Agreement between CGAD and IE is confirmed by the Executive Board of the Reykjavik Municipal Hospital.

This Agreement is in 9 chapters on five pages and accompanied by Annex A. It is done in two copies, one to be held by each party to this Agreement.

Reykjavik 19 July 1998

For the Collaboration Group on             For Islensk erfdagreining ehf.
Alzheimer's Disease and related
disorders:

Jon Snaedal, Head Physician, Geriatric     Kari Stefansson, Managing Director
Ward, Reykjavik Municipal Hospital         [sign.]
[sign.]

Palmi Jonsson, Head Physician, Geriatric

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Ward, Reykjavik Municipal Hospital
[sign.]

Sigurbjorn Bjornsson, Specialist,
Geriatric Ward, Reykjavik Municipal
Hospital [sign.]




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ANNEX A

Cost estimate per month on the research collaboration of CGAD and IE

[CONFIDENTIAL TREATMENT REQUESTED]

Notes:

1. Item 1: A data collection period of 18 months is foreseen. This time could by shortened by adding staff, but this would also increase cost.

2.       Items 2-3: incidental costs; equal payments are assumed.

Costs of items 2-3, as well as any other incidental costs, will be submitted to the Steering Committee of the research project for approval.

CGAD will submit invoices to IE for all the above costs as well as any other incidental costs.

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